

X4 PHARMACEUTICALS

CORPORATE PRESENTATION
JANUARY 2020

Continued Milestone Achievements Anticipated in 2020 & 2021

TARGET DATE	MILESTONES
2Q 2019	Phase 3 trial in WHIM syndrome: commenced ✓
Mid 2019	EMA Orphan Drug Designation for WHIM ✓
2H 2019	Phase 2a ccRCC PFS data readout ✓
2019	Phase 1b trial in SCN: initiated ✓
2019	Breakthrough Therapy Designation granted by FDA for treatment of adult WHIM patients ★
2019	Phase 1b trial in Waldenström's: initiated ✓
1H 2020	WHIM patient identification update
2H 2020	Phase 1b trial in SCN: topline results
2H 2020	Phase 1b trial in Waldenström's: initial data readout
2H 2021	Phase 3 trial in WHIM: topline results

Selected Financial Information

~$130M

cash and cash equivalents*

Cash Expected to Fund Operations into 2022

Share and Warrant Information*:

- **20M shares outstanding**
  (16.1M basic shares and 3.9M pre-funded warrants)
- **5.4M class B cash-only warrants at $15.00**
  ($80M / expiry just post WHIM P3 data)
- **3.9M class A warrants at $13.20**
  ($50M / 2024 expiry)

BIOTECH-FOCUSED INSTITUTIONAL SHAREHOLDER BASE

ANALYST COVERAGE

- citi
- Canaccord Genuity
- COWEN
- STIFEL
- OPPENHEIMER
- B. RILEY FBR
- ROTH Capital Partners

*ALL FINANCIAL DATA IS AS OF DECEMBER 31, 2019; actual cash and cash equivalents as of December 31, 2019 may differ from this estimate due to the completion of X4's closing procedures for the fiscal year ended December 31, 2019, final adjustments and other developments that may arise between now and the time the financial results for 2019 are finalized.